UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  November 21, 2002

OLD DOMINION ELECTRIC COOPERATIVE
(Exact name of registrant as specified in its charter)

VIRGINIA (State of jurisdiction of incorporation)	33-46795 (Commission File Number)	23-7048405 (IRS Employer Identification No.)

4201 Dominion Boulevard, Glen Allen, Virginia (Address of principal executive offices)	23060 (Zip code)

(804) 747-0592
(Registrant’s telephone number, including area code)

OLD DOMINION ELECTRIC COOPERATIVE

CONTENTS

		Page Number

Item 5.	Other Events and Required FD Disclosure	3

Signature		4

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Item 5. Other Events and Required FD Disclosure.

Northern Virginia Electric Cooperative (“Northern Virginia”) is our largest member and accounted for 26.6% of our revenues in the year ended December 31, 2001. We have been negotiating with Northern Virginia with respect to possible amendments to Northern Virginia’s wholesale power contract with us. The negotiations have centered around changing the nature of the contract from an all-requirements contract to a contract under which Northern Virginia would take a percentage of our share of the output of the North Anna Nuclear Power Station (“North Anna”), the Clover Power Station (“Clover”) and our three combustion turbine facilities under development or construction and pay its share of our costs relating to these resources and the provision of services under the amended contract. In May 2001, our board of directors adopted a resolution stating that it would not approve any amendments to the wholesale power contract with a member distribution cooperative that could materially adversely affect our financial condition or cause us to fail to maintain our existing credit ratings. If any amendment is approved for Northern Virginia similar terms for the provision of power would be offered to all of our other member distribution cooperatives.

We received a letter, dated November 19, 2002, from the President and CEO of Northern Virginia stating that the Northern Virginia board of directors took formal action on November 18, 2002 directing the Northern Virginia CEO to communicate to us that Northern Virginia will make one final attempt to reach an acceptable conclusion to the negotiations on amending the wholesale power contract and authorizing the CEO to pursue recourse before an appropriate decision-making body if the following milestones are not met: (1) the parties reach an agreement on the fundamental principles for the amended agreement no later than January 15, 2003; and (2) the parties complete the final amended wholesale power contract and present it to their respective boards for approval no later than February 28, 2003.

Northern Virginia previously told us, and has confirmed to us subsequent to the November 19th letter, that: (1) if the negotiation of an amendment to its wholesale power contract is not successful, it may bring an action before the Federal Energy Regulatory Commission or the Virginia State Corporation Commission seeking a reformation of the contract along the lines being negotiated; (2) it would base its requested reformation on changes in circumstances since the execution of the wholesale power contract; (3) it would not seek to be relieved of its obligation to buy power from us equal to its share of North Anna, Clover and the combustion turbine facilities; and (4) it would not seek to be relieved of its obligation to pay its share of the costs of those generating facilities, including debt service, lease rentals, operation and maintenance expenses, coverage and other costs and expenses related to the facilities or properly allocable to the services provided by us to it. See “OLD DOMINION ELECTRIC COOPERATIVE—Member Distribution Cooperatives—Wholesale Power Contracts” in Part I, Item 1 of our Annual Report on Form 10-K, as amended, for the year ending December 31, 2001.

We intend to continue negotiating with Northern Virginia to resolve this matter. However, we do not believe that the milestones set forth in the November 19th letter can be met. While we cannot predict the outcome of any proceeding relating to this matter, we continue to believe that no reformation of our wholesale power contract with Northern Virginia is justified and intend to take all actions necessary to assure that there is no change to the wholesale power contract that adversely affects our financial condition.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD DOMINION ELECTRIC COOPERATIVE Registrant

By:	/s/ DANIEL M. WALKER
Daniel M. Walker Senior Vice President of Accounting and Finance (Chief Financial Officer)

Date:  November 25, 2002

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